UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Guaranty Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

FIRST GUARANTY BANCSHARES, INC.
400 East Thomas Street
Hammond, Louisiana  70401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2024

To the Shareholders of First Guaranty Bancshares, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the "Meeting") of First Guaranty Bancshares, Inc. ("First Guaranty" or the "Company") which will be held in the FGB Center, 206 South Orange Street, Hammond, Louisiana, on Thursday, May 16, 2024, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.To elect the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.To approve an advisory, non-binding resolution regarding our executive compensation as described in this Proxy Statement;

3.To ratify the appointment of Griffith, DeLaney, Hillman & Lett, CPAs, PSC as First Guaranty's independent registered public accounting firm for the year ending December 31, 2024; and

4.To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 25, 2024, as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on March 25, 2024, are entitled to notice and to vote at the Meeting.

We encourage all shareholders to participate in this year’s Annual Meeting in person. However, if you prefer, you may still attend the Annual Meeting via computer and telephone. See instructions below.

Instructions to view Annual Meeting via the web:

To see and hear the presentation, using your computer:
1.Go to http://www.fgb.net/investor-relations
2.Click the button that says, “Join the Meeting”
3.Enter your name and email address, you will then be joined to the visual component of the meeting. You will be able to use your computer audio or dial in by phone for the audio portion of the presentation.

To hear the presentation, using your phone (without need to use a computer):
1.Dial Conference Phone: 305 224 1968
2.Enter Meeting ID: 828 8415 3925
3.Enter Passcode: 20230516

Your vote is important regardless of the number of shares you own. All shareholders are invited to attend the Meeting in person, but if you do not plan to attend this Meeting, please mark, date, and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. This proxy is solicited on behalf of the Board of Directors and may be revoked by written notice to the Secretary of First Guaranty at any time prior to exercise thereof.

Our Proxy Statement, Annual Report and Form 10-K for the year ended December 31, 2023 may be accessed on our website at www.fgb.net/investor-relations.

We hope that you will be able to attend the Meeting, and if you do, you may vote your shares in person if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

Eric J. Dosch
Chief Financial Officer and Secretary
Hammond, Louisiana
April 12, 2024

FIRST GUARANTY BANCSHARES, INC.
400 East Thomas Street
Hammond, Louisiana  70401

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, May 16, 2024

    The following information is furnished in connection with the Annual Meeting of Shareholders (the "Meeting") of First Guaranty Bancshares, Inc. (the "Company" or " First Guaranty") to be held on Thursday, May 16, 2024, at 2:00 p.m., local time, in the FGB Center, 206 South Orange Street, Hammond, Louisiana, and any adjournment or postponement thereof. This proxy statement and proxy is first being given or mailed to shareholders on or about April 12, 2024.

SOLICITATION OF PROXIES

    The enclosed proxy is being solicited by the Board of Directors of First Guaranty. The cost of soliciting the proxies will be borne by First Guaranty. The directors, officers and employees of First Guaranty may solicit proxies by telephone or in person. In addition, it is anticipated that banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to their principals and to obtain authorizations for the execution of proxies. First Guaranty shall, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

VOTING OF PROXIES

    The Board of Directors of First Guaranty has fixed the close of business on March 25, 2024 as the record date for determining the shareholders entitled to vote at the Meeting. Accordingly, only holders of record as of that date are entitled to vote. At that date, First Guaranty had 12,504,717 outstanding shares of $1 par value common stock. Each share of common stock is entitled to one vote. Shares of our preferred stock are not entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of our shares of common stock will constitute a quorum for the transaction of business at the Meeting. Brokers holding shares of Company common stock for clients in street name are permitted, without receiving instructions from the client, to vote clients' shares on routine matters such as the ratification of the appointment of the independent registered public accounting firm, but are not permitted to vote on non-routine matters such as the election of directors or the advisory non-binding resolution with respect to our executive compensation.  A vote that is not cast for this reason is a "broker non-vote." Express abstentions and broker non-votes made at the Meeting, in person or by proxy, will be counted for purposes of determining that a quorum is present but will not be counted with respect to the vote on the matters to be considered at the Meeting.

    As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD ALL" to vote for the nominees being proposed, or "FOR ALL EXCEPT" nominees who are identified on the proxy card.  Directors are elected by a plurality of votes cast.

As to the advisory, non-binding vote with respect to our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of the holders of a majority of the shares cast in person or by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

As to the ratification of the appointment of Griffith, DeLaney, Hillman & Lett, CPAs, PSC as First Guaranty's independent registered public accounting firm for the year ending December 31, 2024 as described in this Proxy Statement, a shareholder may: (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" from voting on the ratification. The affirmative vote of the holders of a majority of the shares cast in person or by proxy at the Meeting and entitled to vote on this proposal is required to ratify this proposal.

    All proxies that are properly executed and returned to First Guaranty will be voted at the Meeting, and any adjournment thereof, as specified by the shareholders in the proxies. A proxy may be revoked at any time before it is exercised by revoking it in writing, submitting a later dated proxy or voting in person at the Meeting. If a shareholder (other than a broker holding shares in street name) signs, dates and returns the proxy but does not indicate the manner in which he or she desires his or her shares to be voted, the shares will be voted "FOR" proposals 1, 2 and 3.

    The Board of Directors of First Guaranty is not aware of any business to be acted upon at the Meeting other than the matters described in this proxy statement. If, however, other proper matters are brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxy holders will have discretion to vote or abstain from voting thereon according to their best judgment. Should any nominee for director be unable or unwilling to serve, the proxy holders will have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

PROPOSAL 1 - ELECTION OF DIRECTORS

    The Board of Directors of First Guaranty has fixed the number of directors of First Guaranty at six. The persons named on the Proxy will vote only for the six named nominees, except to the extent that authority to so vote is withheld as to one or more nominees. The persons elected as directors are to serve until the next Annual Shareholders Meeting or until their successors are duly elected and qualified.

    The following persons are the current members of the Board of Directors of First Guaranty and have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election as directors of First Guaranty. Each nominee's name, age, present positions with First Guaranty, if any, principal occupation for the past five years, directorships in other public companies, the year each first became a director of First Guaranty and information regarding the person's experience, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director are set forth below.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees listed below for election as directors.

Name	Age (1)	Director Since (2)	Principal Occupation During the Past Five Years
William K. Hood	73	1977	President of Hood Automotive Group since 1977 and a director of Entergy Louisiana, Inc. from 1987 to 2010. Mr. Hood's extensive management experience in running a business enterprise provides the Board with valuable insight in the oversight of management.
Alton B. Lewis, Jr.	75	2002	Vice Chairman, President, and Chief Executive Officer of First Guaranty and First Guaranty Bank since October 1, 2009. President of First Guaranty and First Guaranty Bank since January 1, 2013. Partner of the law firm of Cashe, Lewis, Coudrain & Sandage and its predecessor from January 1980 to September 30, 2009. Mr. Lewis' prior experience representing various companies, knowledge of the legal system and experience in running the law firm he previously was associated with makes Mr. Lewis an effective chief executive of First Guaranty and has improved the execution of First Guaranty's business plan.
Marshall T. Reynolds	87	1993	Chairman of First Guaranty's Board of Directors since inception in July 2007. Chairman of First Guaranty Bank's Board of Directors since May 1996. Chairman of the Board of Champion Industries, Inc. a holding company for commercial printing and office products companies since 1992. Chief Executive Officer of Champion Industries, Inc. from 1992 to 2016. President of Champion Industries, Inc. from December 1992 to September 2000. President and general manager of The Harrah and Reynolds Corporation, predecessor of Champion Industries, Inc., from 1964 (and sole shareholder from 1972) to present. Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.). Chairman of the Board of Premier Financial Bancorp, Inc. of Huntington, West Virginia from 1996 to September 2021. Chairman of the Board of Portec Rail Products, Inc. in Pittsburgh, Pennsylvania from December 1997 until December 2010, Director of Summit State Bank in Santa Rosa, California since December 1998, Director of Bank of Mingo in Williamson, West Virginia since 2018 and Director of First State Financial Corporation in Sarasota, Florida from 1999 to 2009. Chairman of the Board of Directors of Energy Services of America Corporation in Huntington, West Virginia since 2006. Mr. Reynold's experience in running both public and private enterprises, including his extensive experience on the boards of financial institutions provides significant experience on the Board's oversight of management.

Jack Rossi	79	2018	Mr. Rossi is a Certified Public Accountant in West Virginia and Virginia with over 40 years of public accounting experience. Mr. Rossi is the Executive Vice President - Business Development with Summit Community Bank in West Virginia. Prior to this he was a partner with the West Virginia accounting firm of Arnett and Foster where he managed their financial institutions practice until his retirement from the firm in 2013. Mr. Rossi is a past President of the West Virginia Society of CPAs and has served as a member of the West Virginia Board of Accountancy. Mr. Rossi graduated from West Virginia University with a Bachelor of Science Degree in Administration with a concentration in accounting. We believe that Mr. Rossi's extensive experience as an auditor for banks and public companies qualifies him to serve as a member of our Board and as Chairman and Financial Expert for the Board's Audit Committee.
Edgar R. Smith III	60	2007
Mr. Smith was appointed to the Board of Directors of First Guaranty Bancshares on October 16, 2014. He has been a member of the Board of Directors of First Guaranty Bank since February 2007. His successful career as a business leader and extensive experience running various business enterprises we believe qualifies him to serve on our board. Some of his notable accomplishments are that, Mr. Smith currently serves as Chairman (since 2012) and Chief Executive Officer (since 1999) of Smitty's Supply Inc, which is a leading manufacturer and distributor of lubricants and related products. Mr. Smith is also, Chairman, President, and Chief Executive Officer of Latch Oil, Inc. (since 2013), Sole Shareholder and Chairman of Cam2 International, LLC. (since 2014)., and President of Big 4 Trucking (since 2012). We are confident that Mr. Smith’s achievements and excellence in his business practices would make him an extremely valuable member to serve on our board.

Vanessa R. Drew	68	2022	Ms. Drew is an Assistant Vice President/Administrative Officer with over 40+ years of banking experience at First Guaranty Bank. She is the Recording Secretary to the Board of Directors of First Guaranty Bancshares, Inc., as well as First Guaranty Bank, the Audit Committee, Investment Committee, and the Annual Shareholders Meeting. Ms. Drew is the Chairwoman of the Contributions Committee, handles shareholder services and the transfer agent desk. A notary public for the State of Louisiana since 1990, Ms. Drew attended Southeastern Louisiana University and was a past member of the American Business Women’s Association.
1 As of March 25, 2024.
2 Includes service as a Director of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

The following persons are the current executive officers of First Guaranty who are also not a member of the board. The executive officer's name, age, present position with First Guaranty, principal occupation for the past five years, directorships in other public companies, and the year he or she first became an executive officer of First Guaranty is set forth below.

Name	Age (1)	Executive Officer Since (2)	Principal Occupation During the Past Five Years
Eric J. Dosch	45	2010	Chief Financial Officer of First Guaranty and First Guaranty Bank since 2010. Mr. Dosch has worked for First Guaranty Bank since 2003. During his 19 years at First Guaranty Bank, Mr. Dosch has held positions in commercial lending and credit including Chief Credit Officer. Prior to working at First Guaranty, Mr. Dosch was a financial analyst with Livingston & Jefferson, a private asset management firm located in Cincinnati, Ohio. Mr. Dosch joined the Board of Directors for Smitty's Supply Inc. in 2021. Mr. Dosch is a CFA ® Charterholder and a graduate from The Graduate School of Banking at Louisiana State University. Mr. Dosch obtained his undergraduate degree from Duke University in 2001.
1 As of March 25, 2024.
2 Includes service as an executive officer of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

    First Guaranty's Board of Directors currently expects to vote First Guaranty's shares to re-elect the following slate of First Guaranty Bank Board of Directors:

Anthony J. Berner, Jr.	Alton B. Lewis, Jr.	Richard W. Sitman
Gloria Dykes	Bruce McAnally	Ann A. Smith
Phillip E. Fincher	Morgan S. Nalty	Edgar R. Smith III
Robert H. Gabriel	Jack M. Reynolds
Andrew Gasaway, Jr.	Marshall T. Reynolds
William K. Hood	Nancy C. Ribas
Edwin L. Hoover, Jr.	Jack Rossi

OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

    The following table sets forth certain information regarding the only persons who are known by First Guaranty to own beneficially more than 5% of the outstanding common stock of First Guaranty. Each beneficial owner exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each principal shareholder disclaims beneficial ownership of all shares owned by his spouse, a trust or business entity with which he is affiliated, or of which he acts as custodian.

	Amount of Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent
Marshall T. Reynolds (1)	2,072,529	16.6%
P O Box 4040
Huntington, WV 25729
Smith & Hood Holding Company, LLC(2)	1,062,817	8.5%
58191 Old US 51
Amite, LA 70422
Douglas V. Reynolds(3)	696,545	5.6%
P O Box 4040
Huntington, WV 25729
(1)Mr. Marshall T. Reynolds is Chairman of the Board. Includes 693 shares owned by Purple Cap, LLC, 6,655 shares owned by Champion Leasing Corp., 624 shares owned by The Harrah & Reynolds Corporation, 80,389 shares owned by Reynolds Capital Partners, LP and 49,806 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has shared voting and investment power. Also includes 33,762 shares owned by minor grandchildren for which Mr. Reynolds acts as custodian and for which voting power is shared with the parents of the minors. 1,478,755 shares are pledged as collateral for a loan.
(2)For further details on the ownership of First Guaranty stock by William H. Hood and Edgar R. Smith III, please see the table under "Security Ownership of Directors, Nominees, and Executive Officers."
(3)Mr. Douglas V. Reynolds’ shares include 618,875 owned personally and over which he has sole voting and investment power, 49,806 shares owned by the M. T. Reynolds Irrevocable Trust, for which Mr. Douglas V. Reynolds is a trustee and has shared voting and investment power, and 27,864 shares owned by Mr. Douglas V. Reynolds' minor children for which Mr. Marshall T. Reynolds acts as custodian, but the minor children live in the home with Mr. Douglas V. Reynolds, their father.

Security Ownership of Directors, Nominees, and Executive Officers

    The following table sets forth certain information concerning the beneficial ownership of First Guaranty's outstanding common stock by each director who is also a nominee for director and executive officer of First Guaranty and by all directors and executive officers of First Guaranty as a group as of March 25, 2024. Each director and executive officer exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Exchange Act, each person listed below disclaims beneficial ownership of all shares owned by his or her spouse, a trust or a business entity with which he or she is affiliated, or of which he or she acts as custodian.

		Amount of Common Stock Beneficially Owned
Name	Title	Shares	Percent
Marshall T. Reynolds (1)	Chairman of the Board of Directors	2,072,529	16.6%
William K. Hood (2)	Director	2,390,827	19.1%
Alton B. Lewis, Jr. (3)	Vice Chairman, President, Chief Executive Officer and Director	112,327	0.8%
Jack Rossi	Director	5,210	*%
Eric J. Dosch (4)	Chief Financial Officer, Treasurer and Secretary	30,154	0.2%
Edgar R. Smith III (5)	Director	2,590,649	20.7%
Vanessa R. Drew	Director	4,931	*%
All directors, nominees for
director, and executive officers as a group		5,805,106(6)	46.4%
(7 persons)

* Less than one-tenth of one percent
(1)Includes 693 shares owned by Purple Cap, LLC, 6,655 shares owned by Champion Leasing Corp., 624 shares owned by The Harrah & Reynolds Corporation, 80,389 shares owned by Reynolds Capital Partners, LP and 49,806 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has shared voting and investment power. Also includes 33,762 shares owned by minor grandchildren for which Mr. Reynolds acts as custodian and for which voting power is shared with the parents of the minors. 1,478,755 shares are pledged as collateral for a loan.
(2)Includes 78,508 shares owned by Hood Investments, LLC, and 28,044 shares owned by WKH Management, Inc., and 202,196 shares owned by WKH Holdings, LLC, over all of which Mr. Hood exercises sole voting and investment power. Also includes 1,062,817 shares owned by Smith & Hood Holding Company, LLC of which Mr. Hood is President and Chairman and has shared voting and investment power, and 338,702 shares owned by Smith & Hood Investments, LLC, over which Mr. Hood has shared voting and investment power.
(3)Includes 9,181 shares of which Mr. Lewis is a joint owner who has shared voting and investment power over such shares.
(4)Includes 364 shares owned by minors for which Mr. Dosch is custodian. Includes 615 shares in the First Guaranty Bank ESOP.  Also includes 147 shares owned by Mr. Dosch's spouse. Includes 732 shares held in a trust.
(5)Includes 335,738 shares owned by Big 4 Investments of which Mr. Smith is President, and he has sole voting and investment power, 1,062,817 shares owned by Smith & Hood Holding Company, LLC, over which Mr. Smith has shared voting and investment power, and 338,702 shares owned by Smith & Hood Investments, LLC, over which Mr. Smith has shared voting and investment power. Total also includes 17,063 shares owned by Smith-Hoover Investments, LLC of which Mr. Smith is a member and has shared voting and investment power, and 7,449 shares owned by MACSMITH, LLC of which Mr. Smith is a member, over which Mr. Smith has shared voting and investment power.
(6)Total number of shares includes 1,062,817 shares with respect to the shares co-owned by Messrs. Hood and Smith through Smith & Hood Holding Company, LLC and 338,702 shares co-owned by Messrs. Hood and Smith through Smith & Hood Investments, LLC. These shares are not double counted in the total shares.

Delinquent Section 16(a) Reports

    Section 16(a) of the Securities Exchange Act of 1934 requires First Guaranty's executive officers and directors, and persons who own more than 10% of a registered class of First Guaranty's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the SEC regulations to furnish First Guaranty with copies of all Section 16(a) forms they file.

    Based on our review of such ownership reports, Edgar R. Smith III had 2 late Form 4s reporting 31 late transactions. William K. Hood had 1 late Form 4 reporting 6 late transactions. First Guaranty has implemented enhanced procedures to help its officers and directors mitigate the possibility of their making late Form 4 filings in the future. No other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports for 2023 on a timely basis. First Guaranty relies on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Board Leadership Structure

    First Guaranty has chosen to separate the principal executive officer and board chair positions in order to provide a higher degree of independence and transparency between the Board and management. This leadership structure of the Board has been in place since the inception of First Guaranty. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for First Guaranty and the day to day leadership and performance of First Guaranty. The Board believes that this leadership structure is most appropriate given the Board's and First Guaranty's conservative risk profile and the Board's role in monitoring First Guaranty's execution of its business plan and the risk elements associated with such execution. Given the independent roles both the Board and management have in monitoring First Guaranty's risk, First Guaranty believes that its current leadership structure is well positioned to identify and mitigate these and other risks as they may arise.

Board Diversity Matrix

The chart below details the Company’s board diversity composition by various characteristics as required by Nasdaq Rule 5605(f). To see our Board Diversity Matrix as of March 2, 2023, please see our proxy statement filed with the SEC on April 10, 2023.

Board Diversity Matrix (as of March 25, 2024)
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board's Role in Risk Oversight

    The Board's role in First Guaranty's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to First Guaranty, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate "risk owner" within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Hedging Policy

First Guaranty does not currently have any policy regarding the ability of its employees (including officers) or directors to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in value of First Guaranty stock.

BOARD OF DIRECTORS INDEPENDENCE

    The Board of Directors determines the independence of each director in accordance with the Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. The board of directors has determined that all of our directors are "independent" within the meaning of such standards, with the exception of Mr. Lewis who is the President and Chief Executive Officer and Ms. Vanessa R. Drew who is an Assistant Vice President and Administrative Officer with First Guaranty Bank. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Reynolds, Mr. Hood, Mr. Rossi, and Mr. Smith do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered the current and prior relationships that each director has with First Guaranty Bancshares and First Guaranty Bank and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the transactions described in the section titled "Transactions with Related Parties."

BOARD COMMITTEES AND MEETINGS
General

    During 2023, there were 20 meetings of First Guaranty's Board of Directors. There were 13 meetings of First Guaranty Bank's Board of Directors, six meetings of First Guaranty's Audit Committee, six meetings of First Guaranty Bank's Audit Committee and 16 meetings of First Guaranty Bank's Executive Committee. The Nominating and Corporate Governance Committee held one meeting in 2023. All of First Guaranty's directors attended at least 75% of the aggregate number of meetings of First Guaranty's Board of Directors plus meetings of committees on which that particular director served during this period. First Guaranty strongly encourages all members of the Board of Directors to attend the Annual Meeting of Shareholders. At First Guaranty's 2023 Annual Meeting of Shareholders, 5 of 6 First Guaranty Board members were present and 14 of 17 First Guaranty Bank Board members were present.

    First Guaranty's Board of Directors has three standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee and (3) a Compensation Committee.

Audit Committee

    The members of First Guaranty's Audit Committee are Jack Rossi, Chairman, William K. Hood and Edgar R. Smith III each of whom is an independent director within the meaning of Nasdaq Stock Market rules and Rule 10A-3 of the Exchange Act. The Audit Committee met six times in 2023. First Guaranty's Audit Committee Charter is published on www.fgb.net.

    The Audit Committee's primary duties and responsibilities are to:

•Monitor the integrity of First Guaranty's accounting and financial reporting process and systems of internal controls.
•Monitor the independence and performance of First Guaranty's external auditors, internal auditors and outsourced internal audit consultants.
•Facilitate communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants.
•Maintain oversight of the external auditors, including the appointment, compensation and, when considered necessary, the dismissal of the external auditors.
•Review and approve the scope of the annual audit, the audit fee and the financial statements and pre-approve all auditing and permitted non-audit services.

    Additional functions of First Guaranty's Audit Committee include serving as a channel of communication between the auditor and regulatory examiners and the Board of Directors, reviewing examinations of First Guaranty, reviewing the results of each external audit of First Guaranty, reviewing First Guaranty's annual and quarterly financial statements, considering the adequacy of First Guaranty's internal financial controls, and attending to other matters relating to the appropriate auditing and accounting principles and practices to be used in the operation of First Guaranty in the preparation of its financial statements. This Committee also supervises the activities of the Internal Audit Department and approves the annual program of work. In taking actions, First Guaranty's Audit Committee considers First Guaranty Bank's Audit Committee recommendations.

    The members of First Guaranty Bank's Audit Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Gloria M. Dykes, and Edwin L. Hoover, Jr.

Nominating and Corporate Governance Committee

    The members of First Guaranty's Nominating and Corporate Governance Committee are Marshall T. Reynolds, Chairman, William K. Hood and Edgar R. Smith III. All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of the Nasdaq Stock Market rules. The Nominating and Corporate Governance Committee in conjunction with the Board met one time in 2023. The purpose of the Nominating and Corporate Governance Committee of First Guaranty shall be to identify qualified individuals to become Board members; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing First Guaranty's corporate governance principles; and developing and implementing First Guaranty's Code of Conduct and Ethics.

    The Nominating and Corporate Governance Committee has the authority to:

•Lead the search for individuals qualified to become members of the Board, and to select director nominees to be presented to the Board for its approval, and the Board then recommends the director nominees to shareholders for approval at the annual meeting of shareholders.  The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of First Guaranty and its shareholders.  In addition, the Committee has adopted procedures for the submission of recommendations by shareholders, as it deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

•Review and monitor the Board's compliance with applicable Nasdaq Stock Market listing standards for independence.

•Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of First Guaranty, leadership qualities, and stock ownership) for the selection of individuals to be considered for election or re-election to the Board.

•Review the Board's committee structure and recommend to the Board for its approval directors (members and chairs) to serve on each committee.

•Develop corporate governance principles and a code of conduct and ethics, and recommend such guidelines and code to the Board for its approval.  The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

•Review, as appropriate and in consultation with the Compensation Committee, director compensation, and benefits.

•Retain and determine any search firm to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in fulfilling its responsibilities. The Committee shall notify the Board prior to retaining any search firm, counsel or other advisors. The Committee shall have sole authority to approve related fees and retention terms.

•Report to the full Board of Directors any actions taken for ratification of the Committee's actions by the Board as necessary.

The Nominating and Corporate Governance Committee Charter may be accessed on www.fgb.net. It is expected that the Nominating Committee will use the same process to evaluate potential candidates recommended by shareholders as it uses to evaluate any other potential candidate. Shareholders wishing to propose a nominee to the committee should send written notice to Mr. Marshall T. Reynolds at the following address:  P. O. Box 2009, Hammond, LA 70404. The notice should include:

•The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee; information that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director; and

•The name and address of the shareholder giving the notice and number of shares of common stock of First Guaranty of which the shareholder is the record owner.

    In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•The appropriate size of First Guaranty's Board of Directors;

•The needs of First Guaranty with respect to the particular talents and experience of its directors;

•The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service;

•Experience with accounting rules and practices;

•Appreciation of the relationship of First Guaranty's business to the changing needs of society; and

•The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

    The Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings to First Guaranty a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

    The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of First Guaranty and its shareholders. The Committee also believes it appropriate for certain key members of First Guaranty's management as well as members of First Guaranty Bank's Board of Directors to provide suggestions to the Committee.

    The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board of Directors willing to serve an additional term. Current members of the Board who are willing to continue to serve as a member will be considered for re-nomination. If any member of the Board does not wish to continue to serve on the Board or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Committee may identify a new nominee. Current Board members are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. Although First Guaranty reserves the right to do so, First Guaranty has not engaged third parties to identify, evaluate, or assist in identifying potential nominees.

    While the Board of Directors does not maintain a written policy on diversity which specifies the qualities or factors the Board must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board does take into account:

•the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members;

•the requisite expertise and sufficiently diverse backgrounds of the Board of Directors' overall membership composition; and

•the number of independent outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

    First Guaranty's By-Laws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at First Guaranty's Annual Meeting of Shareholders. Those provisions are discussed in more detail in this proxy statement below under the heading "Shareholder Proposals - 2025 Annual Meeting."

    First Guaranty has established a formal process by which shareholders may communicate with the Board of Directors. Every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors and that appropriate responses are provided to shareholders in a timely manner.

    You can contact our Directors by mail in care of the Secretary to the Board of Directors, First Guaranty Bancshares, Inc., P. O. Box 2009, Hammond, LA 70404. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

Compensation Committee

    The members of First Guaranty's Compensation Committee are Marshall T. Reynolds, Chairman and William K. Hood. All members of the Compensation Committee are independent directors within the meaning of the Nasdaq Stock Market rules. The Compensation Committee Charter may be accessed on www.fgb.net. The purpose of the Compensation Committee of First Guaranty is to review and approve the compensation and benefits provided to First Guaranty's directors and executive management. In addition, the Compensation Committee approves the compensation arrangements for senior management and directors and the adoption of compensation plans in which officers and directors are eligible to participate and oversees any such plans that are adopted by First Guaranty.

The Compensation Committee has the authority to delegate to the Chairman of the Compensation Committee the authority to review and set the compensation of the Chief Executive Officer, Chief Financial Officer, other senior officers or other employees.

    During 2023, First Guaranty's Chairman of the Compensation Committee reviewed and set the salary and bonus for the Chief Executive Officer. The Chief Executive Officer reviewed and set salary and bonuses for senior officers for the Company and the Bank. The Company and Bank Boards approved certain annual cash bonuses for employees including senior officers.

    Neither First Guaranty nor the Compensation Committee hired an outside consulting firm to determine or recommend the amount or forms of any compensation in 2023.

REPORT OF THE AUDIT COMMITTEE

    In performance of its obligations and in accordance with the Securities and Exchange Commission rules, the Audit Committee has reviewed and discussed First Guaranty's audited consolidated financial statements with management and its independent registered public accounting firm, Griffith, DeLaney, Hillman & Lett, CPAs, PSC, and has discussed with them the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter regarding the auditors' communications with the Audit Committee concerning independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors their independence.

    The Audit Committee received reports throughout the year on First Guaranty's internal controls for compliance with the applicable requirements for Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board of Directors has determined that at least one member of the Audit Committee, Jack Rossi, is an audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission.  The Audit Committee will continue to receive updates from the internal auditors and management on the process of First Guaranty's internal controls.

    Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board of Directors that First Guaranty's audited consolidated financial statements be included in First Guaranty's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

The Audit Committee:
Jack Rossi, Chairman
William K. Hood
Edgar R. Smith III

    This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

    The following table sets forth the total compensation paid by First Guaranty during the last two fiscal years to First Guaranty's Principal Executive Officer and the other most highly compensated executive officer whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2023. We refer to these individuals as "named executive officers." Messrs. Lewis and Dosch were the only named executive officers during the year ended December 31, 2023 and the year ended December 31, 2022.

Name and Principal Position	Year	Salary *	Bonus (1)	All Other Compensation (2)	Total
Alton B. Lewis, Jr.	2023	465,000	14,258	14,258	493,516
Vice Chairman, President and Chief Executive Officer	2022	427,500	48,928	21,089	497,517
Eric J. Dosch	2023	180,110	18,901	1,197	200,208
Chief Financial Officer, Treasurer, and Secretary	2022	172,290	13,428	2,397	188,115

*	Includes service as an executive officer of First Guaranty Bank, a wholly owned subsidiary of First Guaranty.
(1)Includes distributions under the company-wide annual bonus which equaled one week's base salary, a discretionary cash bonus and a discretionary bonus payable in the form of First Guaranty's common stock, the value of which is equal to the fair market value of the common stock on the date of payment.
(2)Includes employer matching contributions to the 401(k) plan in the amounts of $1,625 for Mr. Lewis and $387 for Mr. Dosch for the year ended December 31, 2023. Also includes premiums paid for excess group life insurance coverage for Mr. Lewis in the amount of $12,633 and for Mr. Dosch in the amount of $810 for the year ended December 31, 2023. Neither named executive officer received perquisites or other benefits equal to or greater than $10,000 in aggregate value.

    In 2023, our named executive officers received a combination of base salary, annual cash bonuses and stock bonuses, in addition to other benefits. The performance of the named executive officers in managing First Guaranty and First Guaranty Bank, when considered in light of general economic, specific company, industry and competitive conditions, is the basis for determining their overall compensation.

    The Compensation Committee determined the total compensation for the Chief Executive Officer for 2023. Compensation is paid based on the named executive officers' individual and departmental performance, as well as our overall performance. In assessing our performance for compensation purposes, numerous factors were considered, including earnings during the past year relative to budget plans, asset growth, business plans for our future direction, and our safety and soundness. Compensation paid by other financial institutions in our geographic market area, with similar asset size, is also considered by the compensation committee. An assessment of each individual executive's performance is based on the executive's responsibilities and a determination of the named executive officer's contribution to our performance and the accomplishment of our strategic goals.

Outstanding Equity Awards

As of December 31, 2023, no named executive officer of First Guaranty held any outstanding stock options or unvested shares of stock, units or other rights under any equity incentive plan.

Employment, Severance or Change in Control Arrangements

    First Guaranty does not have any employment, severance or change-in-control agreements with its named executive officers.

Base Salary

    Base salary is paid in order to provide each named executive officer with sufficient, regularly-paid income that is commensurate with his knowledge, skills and abilities necessary to execute his job duties and responsibilities. The base salaries for Messrs. Lewis and Dosch for 2023 were based on the above factors, including our current financial performance as measured by earnings, asset growth, and overall financial soundness, along with an annual review evaluation that all bank employees undergo. Additional considerations were their leadership in setting high standards for financial performance, motivating management and continued involvement in community affairs. In addition, in October of 2023, the Compensation Committee approved a base salary of $490,001 for Mr. Lewis due to prevailing market conditions and his significant contributions to the overall performance of First Guaranty. In October of 2023, the Chief Executive Officer approved a base salary of $186,000 for Mr. Dosch due to his individual performance and increased responsibilities during 2023.

Cash Bonuses

    Bonuses are discretionary and are generally awarded to the named executive officers based on the extent to which we achieve annual performance objectives established by the Compensation Committee, Board and or the Bank Board. Bonuses are determined following a year-end assessment of our financial performance. The performance criteria used to determine the bonuses are not established until the end of the year and are not necessarily communicated to the officers. Company performance objectives may include net income, return on average assets ("ROAA") and return on average equity ("ROAE") goals. ROAA measures management's overall effectiveness at managing and investing First Guaranty's assets. ROAE measures the net after-tax return provided to First Guaranty's shareholders. Based on the foregoing, Messrs. Lewis and Dosch earned a cash bonus of $0 and $10,000, respectively, for the year ended December 31, 2023.

    In addition, Messrs. Lewis and Dosch received a holiday bonus of $8,928 and $3,571, respectively, which represents one week of base pay. This holiday bonus was payable to all employees of First Guaranty Bank and approved by the Bank Board of Directors.

Stock Bonuses

    During the year ended December 31, 2023, Messrs. Lewis and Dosch received 561 and 561 in the form of stock bonuses.

Benefit Plans

Equity Bonus Plan. We have adopted the First Guaranty Bank Equity Bonus Plan (the “Bonus Plan”), which was approved by shareholders at the 2022 annual meeting. Under the Bonus Plan, First Guaranty has established an equity bonus pool of 80,000 shares of First Guaranty common stock, which shares are authorized but not outstanding. For each quarter, the board of directors is authorized, but not required, to issue stock awards to full-time First Guaranty Bank employees on a discretionary basis. Employees granted awards will receive them within 75 days of the end of the quarter for which they are awarded, and such awards shall be 100% vested upon receipt. The board has broad discretion to alter certain terms of individual awards under the Bonus Plan.

The following table presents, as of December 31, 2023, information about shares of First Guaranty common stock issuable pursuant to the Bonus Plan:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	44,341	$9.50	36,659
Equity compensation plans not approved by security holders	—	—	—
Total	44,341	$9.50	36,659

401(k) Plan. First Guaranty Bank has adopted the First Guaranty Bank Savings Plan (the "401(k) Plan"), which is a qualified, tax-exempt profit sharing plan with a "cash or deferred" feature that is tax-qualified under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 with one year of service are eligible to participate in the 401(k) Plan.

    Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, to the 401(k) Plan, provided that the amount deferred does not exceed $22,500 for 2023. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan), but does not include compensation in excess of $305,000 for 2023. In addition, First Guaranty Bank makes a discretionary matching contribution to the 401(k) Plan that is determined by First Guaranty Bank. The discretionary contribution is allocated among the participants' accounts on the basis of each participant's annual elective deferral contributions to the 401(k) Plan. In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called "catch-up contributions") to the 401(k) Plan. The "catch-up contributions" may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum "catch-up contribution" that a participant could make in 2023 was $7,500.

    A participant is always 100% vested in his or her salary deferral contributions. However for First Guaranty Bank's contribution, a participant will vest at a rate of 25% per year, beginning after the completion of two years of service, such that the participant will become 100% vested upon the completion of five years of service. The vested portion of a participant's account under the 401(k) Plan, together with investment earnings thereon, is normally distributed following retirement, death, disability or other termination of employment, in the form of a single lump-sum payment. Our common stock is not offered as an investment option under the 401(k) Plan.

    ESOP. First Guaranty Bank maintains the First Guaranty Bank Employee Stock Ownership Plan (the "ESOP"), which is a tax-qualified defined contribution plan designed to invest primarily in employer securities. In October 2010, the ESOP was frozen such that no additional contributions were made to the ESOP thereafter. As of December 31, 2023, the ESOP held 1,003 shares of our common stock. First Guaranty is in the process of terminating the plan.

Tax and Accounting Considerations

    First Guaranty evaluates the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on First Guaranty. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Requirements

First Guaranty encourages directors and executive officers to purchase and hold our stock. First Guaranty has not adopted formal stock ownership requirements for its directors or executive officers.

Pay Versus Performance

In accordance with the applicable provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information comparing the compensation of our principal executive officer (the “PEO”) and our other NEO’s against various measures. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers (3)	Average compensation actually paid to non-PEO named executive officers (2)	Net Income
2023	493,516	493,516	200,208	200,208	6,890,000
2022	497,517	497,517	188,115	188,115	26,556,000
(1)For 2023 and 2022, our PEO was Alton B. Lewis, Jr.
(2)There were no reconciling items required to be added to or deducted from the summary compensation total pursuant to Item 402(v)(8) of Regulation S-K.
(3)For 2023 and 2022, our only non-PEO named executive officer was Eric J. Dosch.

DIRECTORS' COMPENSATION

    We pay fees to our non-employee directors for their participation in board and committee meetings held throughout the year. Directors who are also employees do not receive additional compensation for their service as directors. For the year ended December 31, 2023, our non-employee directors were paid $1,000 for each board meeting attended (including First Guaranty Bank board meetings). In addition, non-employee directors were paid $300 for each committee meeting, excluding director loan committee meetings attended (including First Guaranty Bank committee meetings). Non-employee directors were paid $500 for each director loan committee meeting attended. All board and committee meetings are held monthly, with the exception of directors' loan committee that is held weekly.

    The following table is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2023.

Directors' Compensation
	Fees Earned or Paid in Cash (1)	All Other Compensation (2)	Total
Marshall T. Reynolds(3)	$39,700	—	$39,700
William K. Hood, Jr.(4)	61,900	288	62,188
Edgar R. Smith III(5)	29,300	288	29,588
Jack Rossi(6)	35,500	1,717	37,217
(1)Includes fees paid by First Guaranty Bank, a wholly owned subsidiary of First Guaranty.
(2)Reimbursement for travel to Board meetings.
(3)Includes fees paid for the following meetings: First Guaranty Board, First Guaranty Bank Board, Compensation Committee, Executive Committee, Investment Committee.
(4)Includes fees paid for the following meetings: First Guaranty Board, First Guaranty Bank Board, Compensation Committee, First Guaranty Audit Committee, First Guaranty Bank Audit Committee, Executive Committee, Investment Committee, and Directors Loan Committee.
(5)Includes fees paid for the following meetings: First Guaranty Board, First Guaranty Bank Board, First Guaranty Audit Committee, Executive Committee, and Investment Committee.
(6)Includes fees paid for the following meetings: First Guaranty Board, First Guaranty Bank Board, First Guaranty Audit Committee, and Investment Committee.

TRANSACTIONS WITH RELATED PARTIES

    The Sarbanes-Oxley Act generally prohibits companies from making loans to executive officers and directors, but it contains a specific exemption from such prohibition for loans made by First Guaranty Bank to our executive officers and directors in compliance with federal banking regulations.

    First Guaranty is engaged, and expects to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to First Guaranty and that do not involve more than the normal risk of collectability or present other unfavorable features. The non-interested members of the Board reviews and approves related party transactions.

    At December 31, 2023, the aggregate funded amount of extensions of credit to directors, executive officers, principal shareholders and their associates, as a group was $55.9 million or approximately 22.4% of total equity. Unfunded commitments totaled $19.6 million.

    First Guaranty:

i.paid approximately $0.3 million for the years ended December 31, 2023 and 2022, respectively, for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Marshall T. Reynolds, the Chairman of First Guaranty's Board of Directors, is Chairman of the Board of Directors and holder of 100% of the common stock as of March 25, 2024;

ii.on December 21, 2015 issued a $15.0 million subordinated note (the "Note") to Edgar Ray Smith III, a director of First Guaranty. The 2015 Note had a ten-year term (non-callable for first five years) and bore interest at a fixed annual rate of 4.0% for the first five years of the term and then adjusted to a floating rate based on the Prime Rate as reported by the Wall Street Journal plus 75 basis points for the period of time after the fifth year until redemption or maturity. On June 21, 2022, First Guaranty issued a $15.0 million subordinated note (the “2022 Note”) to Mr. Smith, and used the proceeds of such issuance to redeem the 2015 Note in full. The 2022 Note has a ten-year term, maturing on June 21, 2032, is non-callable for the first five years, and bears interest at a floating rate based on the Prime Rate as reported by the Wall Street Journal plus 75 basis points. During the years ended 2023 and 2022, First Guaranty paid interest of $1.2 million and $0.7 million, respectively, under the 2015 Note and the 2022 Note;

iii.paid approximately $0.1 million for the years ended December 31, 2023 and 2022, respectively, for the purchase and maintenance of First Guaranty's automobiles to subsidiaries of Hood Automotive Group, of which William K. Hood, a director of First Guaranty, is President;

iv.paid approximately $0.7 million and $58,000 for the years ended December 31, 2023 and 2022, respectively, for architectural services in relation to bank branches to Gasaway Gasaway Bankston Architects, of which bank subsidiary board member Andrew B. Gasaway is part owner; and

v.paid approximately $0.8 million and $0.7 million for the years ended December 31, 2023 and 2022, respectively, to Centurion Insurance, an insurance brokerage agency, to bind coverage at market terms for property casualty insurance and health insurance. First Guaranty owns a 50% interest in Centurion and accounts for this investment under the equity method.

    First Guaranty believes that the terms of its related party transactions are no less favorable to First Guaranty than could be obtained from an independent third party.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

PROPOSAL 2 – ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our other most highly compensated executive officer of First Guaranty (“Named Executive Officers”) is described in “Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of First Guaranty Bancshares, Inc. (the “First Guaranty”) approve, on an advisory basis, the compensation of the First Guaranty’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 2.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Griffith, DeLaney, Hillman & Lett, CPAs, PSC (“Griffith”) served as First Guaranty's independent registered public accounting firm for the year ended December 31, 2023. Representatives of Griffith are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee of First Guaranty has approved the engagement of Griffith to serve as First Guaranty’s independent registered public accounting firm for the year ended December 31, 2024, subject to considering the outcome of this proposal. At the Meeting, shareholders will consider and vote on the ratification of the Audit Committee's engagement of Griffith for the year ending December 31, 2024.

Shareholder ratification of the selection of Griffith as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Griffith to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the engagement of Griffith is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of First Guaranty and its shareholders.

The audit report of Griffith on First Guaranty's consolidated financial statements as of and for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2023, there were no: (1) disagreements with Griffith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Griffith would have caused Griffith to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

Audit Fees

Griffith provided audit services to First Guaranty consisting of the annual audit of First Guaranty's 2023 and 2022 consolidated financial statements contained in First Guaranty's Annual Report on Form 10-K. Griffith did not provide any services prior to December 15, 2022. Griffith did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to First Guaranty during 2022.

Griffith, DeLaney, Hillman & Lett, CPAs, PSC Fees

Fee Category	Fiscal Year 2023	Percentage of Total	Fiscal Year 2022	Percentage of Total
Audit Fees	$335,000	100%	$320,000	100%
Audit-Related Fees	—	—%	—	—%
Tax Fees	—	—%	—	—%
All Other Fees	—	—%	—	—%
Total Fees	$335,000	100%	$320,000	100%
Audit Fees. These are fees related to professional services rendered in connection with the audit of First Guaranty's annual financial statements filed on Form 10-K, reviews of the financial statements included in each of First Guaranty's Quarterly Reports filed on Form 10-Q and accounting consultations that related to the audited financial statements which are necessary to comply with generally accepted auditing standards.

    Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

     Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including the preparation and filing of tax returns.

    All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions. Fees in this category include due diligence assistance services when provided.

Unless otherwise instructed, validly executed proxies will be voted "FOR" the ratification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF GRIFFITH, DELANEY, HILLMAN & LETT, CPAS, PSC, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

    The Audit Committee or the Chair of the Audit Committee under authority delegated by the Audit Committee, will pre-approve all services (audit and permissible non-audit services) performed by the independent registered public accounting firm and the associated costs and fees, in order to assure that the provision of such services does not impair the independent registered public accounting firm's independence. Any services approved by the Audit Committee Chair will be brought to the full Audit Committee for approval at the next scheduled committee meeting.  Services which qualify under the de minimis exception to the Sarbanes-Oxley Act of 2002 shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit.

SHAREHOLDER PROPOSALS

2025 Annual Meeting

    The deadline for submission of shareholder proposals to be considered for inclusion in the proxy materials relating to the 2025 Annual Meeting is December 16, 2024.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to First Guaranty's annual meeting of shareholders to be held in 2025 must give First Guaranty notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year's annual meeting. This deadline is March 17, 2025.

Shareholder proposals to be presented at the 2025 Meeting, but not included in the proxy materials for that Meeting, must be submitted not less than 30 or more than 90 days before the date of the Meeting (or within 10 days of the date of notice or prior public disclosure of the date of the Meeting, if such notice or disclosure is given or made less than 40 days before the date of the Meeting). Under First Guaranty's By-Laws, a shareholder must furnish certain specified information in writing about the matters proposed to be brought before the Meeting and about the shareholder submitting the proposal and must be addressed to the Secretary of First Guaranty Bank at P. O. Box 2009, Hammond, Louisiana, 70404.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Meeting other than those mentioned above. However, if any other matters are properly brought before the Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

Code of Ethics

    First Guaranty has adopted a Code of Ethics that applies to all employees as well as all members of the Board of Directors. First Guaranty also has adopted a Code of Ethics related to financial reporting that applies to senior financial officers. Both Codes of Ethics are available at www.fgb.net.

Form 10-K and Annual Report

    Upon written request by any shareholder who makes a good faith representation that he or she is a shareholder of First Guaranty as of March 25, 2024 and entitled to vote at the Meeting, First Guaranty will provide a copy of the 2023 Annual Report and Form 10-K filed with the Securities and Exchange Commission, including statements, schedules, and exhibits thereto. These documents, including proxy materials may also be accessed on our website at www.fgb.net or the Securities and Exchange Commission's website at www.sec.gov. Such requests should be addressed to Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary, First Guaranty Bancshares, Inc. P.O. Box 2009, Hammond, Louisiana 70404-2009.

            By Order of the Board of Directors

            Eric J. Dosch
            Treasurer and Secretary
Hammond, Louisiana
April 12, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby constitutes and appoints Marshall T. Reynolds and Eric J. Dosch and each of them acting alone, with full power of substitution, the true and lawful attorneys and proxies of the undersigned to attend the annual meeting of the shareholders of First Guaranty Bancshares, Inc.  to be held on May 16, 2024, at 2:00 p.m., central daylight time, and any adjournment or postponement thereof, and to vote the shares of said Company standing in the name of the undersigned as directed below. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof, including discretionary authority to vote with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement dated April 12, 2024 (the "Proxy Statement") and such nominee is subsequently unable to serve or for good cause refuses to serve.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed below.

1.	To elect the nominees listed below

FOR	WITHHOLD	FOR ALL EXCEPT
	ALL	(WRITE NAME BELOW)
☐	☐	☐

Jack Rossi
William K. Hood
Alton B. Lewis
Marshall T. Reynolds
Edgar R. Smith III
Vanessa R. Drew

INSTRUCTIONS:  To withhold authority for any individual nominee(s), mark "FOR ALL EXCEPT" and write that nominee's name in the space provided above.

2.	To approve an advisory, non-binding resolution with respect to our executive compensation as described in the Proxy Statement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	Ratification of the appointment of Griffith, DeLaney, Hillman & Lett, CPAs, PSC as independent registered public accounting firm for the year ending December 31, 2024.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The shares represented by this proxy will be voted as directed herein by the shareholder. If no direction is specified when the duly executed proxy is returned, this proxy will be voted "FOR" each of the proposals stated above.

The undersigned acknowledges receipt of a notice of the annual meeting and a Proxy Statement dated April 12, 2024 and our Annual Report with audited financial statements.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated this _____day of _____________, 2024

_____________________

_____________________
Signature of Shareholder(s)